Exhibit 4.1

FORM OF SUBSCRIPTION CERTIFICATE

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN

THE COMPANY'S PROSPECTUS DATED, _________, 2007 (THE

“PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.

COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM

MORROW & CO., INC. AS THE INFORMATION AGENT.

STOCKHOLDER NAME AND ADDRESS:

(Shareholder_Name)

(Street_Address_1)

(Street_Address_2)

(City),( State) (Zip)

CERTIFICATE NO.: (Cert)

CERTIFICATE FOR (Shares) RIGHTS

MOVIE STAR, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

SUBSCRIPTION CERTIFICATE

EVIDENCING (shares) NONTRANSFERABLE SUBSCRIPTION RIGHTS TO PURCHASE

(shares) SHARES OF THE COMMON STOCK OF MOVIE STAR, INC. ROUNDED DOWN IN THE AGGREGATE TO THE NEAREST WHOLE NUMBER.

SUBSCRIPTION PRICE: $______ PER SHARE

NOT REVOCABLE AND VOID IF NOT EXERCISED BEFORE THE EXPIRATION DATE

(AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of the number of Subscription Rights set forth above, each of which entitles the owner to subscribe for and purchase ___________ shares of the Common Stock, $0.01 par value (the “Common Stock”), of Movie Star, Inc., a New York corporation (the “Company”), rounded down in the aggregate to the nearest whole number, on the terms and subject to the conditions set forth in the Company’s Prospectus dated ________, 2007, and instructions relating thereto on the reverse side hereof. The Subscription Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof. Special issuance or delivery instructions may be specified by completing Section 2 on the reverse side hereof.

SUCH SUBSCRIPTION RIGHTS MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED.

Dated:  ________, 2007

[NAME]

[NAME]

[TITLE]

[TITLE]

Countersigned By:

American Stock Transfer & Trust Company, Inc.

____________________________

SECTION 1 - EXERCISE AND SUBSCRIPTION

SUBSCRIPTION

The undersigned irrevocably exercises Subscription Rights to subscribe for shares of the Company’s Common Stock, as indicated below, on the terms and subject to the conditions specified in the Company’s Prospectus dated _________, 2007, relating to the offering of such Subscription Rights, receipt of which is hereby acknowledged.

(a)

Number of shares of the Company's Common Stock subscribed for pursuant to the Basic Subscription Privilege: ______________________

(b)

Number of shares of the Company's Common Stock subscribed for pursuant to the Over Subscription Privilege: ______________________

(c)

Total Subscription Price (total number of shares subscribed for pursuant to both the Basic Subscription Privilege plus the Over Subscription Privilege multiplied by the Subscription Price of $______ per share): $___________________.

METHOD OF PAYMENT (CHECK ONE)

□

Uncertified personal check, payable to American Stock Transfer & Trust Company, Inc., as Subscription Agent for Movie Star, Inc. Please note that funds paid by uncertified personal check may take five business days (or longer) to clear. Accordingly, subscription rights holders who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or cashier’s check, money order or wire transfer of immediately available funds.

□

Certified or cashier’s check or bank draft drawn on a U.S. bank or postal, telegraphic or express money order, payable to American Stock Transfer & Trust Company, Inc., as Subscription Agent for Movie Star, Inc.

□

Wire transfer directed to the account maintained by American Stock Transfer & Trust Company, Inc. at:

[BANK]

[ADDRESS]

[PHONE]

ABA# [           ]

Credit Account # [           ]

Account Name:

[           ]

If the amount enclosed or transmitted is not sufficient to pay the purchase price for all shares of Common Stock that are stated to be subscribed for, or if the number of shares of Common Stock being subscribed for is not specified, the number of shares of Common Stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount.  If the amount enclosed or transmitted exceeds the purchase price for all shares of Common Stock that the undersigned has the right to subscribe for under the Subscription Privilege, or that are otherwise available for subscription (such excess amount, the “Subscription Excess”), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

DELIVERY INSTRUCTIONS

Upon completion of this Subscription, please deliver it along with payment to:

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company Operations Center	American Stock Transfer & Trust Company Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219

SECTION 2 -- SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR

SUBSCRIPTION RIGHTS HOLDERS:

To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder (but otherwise the same beneficial owner) or is to be sent to an address other than that shown above. (See the Instructions included with this Subscription Certificate.) Do not forget to complete the guarantee of signature(s) section below.

Please issue the certificate representing the Common Stock in the following name and /or deliver to the following address:

Name: ____________________________________________

Soc. Sec. #/Tax ID #: _________________________________

Address: __________________________________________________________________________________________

__________________________________________________________________________________________

ACKNOWLEDGMENT -- THE SUBSCRIPTION ORDER FORM

IS NOT VALID UNLESS YOU SIGN BELOW

I / We acknowledge receipt of the Prospectus and understand that after delivery of this Subscription Certificate to the Company's Subscription Agent, I / we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I / we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Subscription Rights Holders are completed, I / we certify that although the certificate representing the Common Stock is to be issued in a name other than the registered holder, beneficial ownership of the Common Stock will not change. The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

Subscriber's Signature(s): _________________________________________

  Date: _______________________________

_________________________________________

  Date: _______________________________

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). (See the Instructions included with this Subscription Certificate.)

Name: ________________________________

Capacity: _____________________________________________________

Address: _________________________________________________

Phone: __________________________________

Soc. Sec. # or Tax ID #: ______________________

GUARANTEE OF SIGNATURE(S)

All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. (See the Instructions.)

Signature Guaranteed by: _________________________________________________

Eligible Institution